Exhibit 10.18

Strategic Cooperation Agreement

between

Peony Card Center of Industrial and Commercial Bank of China Co., Ltd.

and

Shanghai Cango Investment and Management Consultation Service Co., Ltd.

July 6, 2018

Beijing, China

Party A: Peony Card Center of Industrial and Commercial Bank of China Co., Ltd.

Party B: Shanghai Cango Investment and Management Consultation Service Co., Ltd.

WHEREAS:

Peony Card Center of Industrial and Commercial Bank of China Co., Ltd. (hereinafter referred to as “Party A”) is a credit card issuer with the largest volume of card issuance in the world and the biggest customer base in China. It has won various awards such as “China’s No. 1 Credit Card Brand” by the Ministry of Industry and Information Technology, “Best Consumer Credit Card Program in China” by Global Finance and “Best Internet-based Credit Card Bank of the Year” by Investor Journal Weekly and is widely recognized by all walks of life.

Shanghai Cango Investment and Management Consultation Service Co., Ltd. (hereinafter referred to as “Party B”) is a leading domestic automotive financial service technology platform driven by data and technology. Relying on professional industry background, the largest domestic distributor network coverage and data technology as the driving force, it provides full-process automotive financial services for banks and other financial institutions. At present, the group engages in the businesses of retail, wholesale and warehousing services for automotive and auto parts; auto leasing; auto e-commerce; auto financial leasing; residual value processing and maintenance services for leased property; leasing transaction consultation and guarantee; financial guarantee (under registration, approval is obtained), etc.

In order to give full play to the advantages of the parties, expand the scope of cooperation, and deepen the contents of cooperation, the parties will establish a long-term, comprehensive and in-depth strategic cooperation relationship based on the principles of equality, mutual benefits, good faith, and common development. This agreement is reached as follows upon negotiation and consensus:

Chapter 1    Principle of cooperation

Article 1     Based on the willingness to cooperate in the future, the parties will establish a long-term and stable strategic partnership based on the principles of “long-term cooperation, complementary advantages and common development”, and give full play to their respective roles and advantages in the process of cooperation to achieve mutual benefits and common development.

Article 2     Party A and Party B agree to establish a long-term and comprehensive strategic cooperation relationship. Party A shall regard Party B as a strategic key client and long-term strategic partner, and Party A’s financial service resources shall be fully utilized in accordance with the needs of Party B, within the scope permitted by national policies, laws, regulations, regulatory requirements and relevant business rules and regulations of ICBC, and under the same conditions, Party A shall prioritize cooperation with Party B and its subsidiaries and fully support its development.

Party B shall regard Party A as an important long-term comprehensive strategic partner, and make use of its coverage of the nationwide business network and online and offline technology and service capabilities to provide Party A with full-process services within the scope permitted by national policies, laws, regulations and relevant business rules and regulations, and shall be responsible for coordinating the group and its subsidiaries to make priority choice to Party A as the business sponsor.

Article 3     This Cooperation Agreement is a framework document and is a principled agreement on the rights and obligations of the parties. The specific business agreements and contracts executed between Party A and Party B shall be concluded in accordance with the principles established herein.

Article 4     The specific businesses involved herein shall be separately executed with the business contract and shall be carried out in accordance with the national laws, regulations, financial supervision regulations and the business approval conditions and procedures of the parties. In the event that the agreed items herein are inconsistent with the business contract, the business contract shall prevail, and this agreement shall apply to matters not agreed in the business contract.

Chapter 2     Content of cooperation

Article 5     Strategic resource cooperation with auto manufacturers

Party A agrees to give full play to its complete business system and capital and settlement advantages. Party B shall give full play to its substantial industry experience, channel network coverage advantages of automotive dealers and efficient services. Party B shall develop “head office to head office” cooperation with professional automotive OEMs for Party A. The parties shall jointly cooperate in a comprehensive and in-depth manner to provide subsidized and non-subsidized automotive financial services for automotive OEMs and dealers to further serve high-quality individual customers of 4S stores and their direct networks.

Article 6     Automotive consumption finance cooperation

Party A shall leverage its capital and settlement advantages, while Party B shall rely on its own strong sales network, to meet the automotive consumption financial needs of clients. Party A and Party B shall jointly expand automotive OEMs and jointly form a “head office to head office” strategic cooperation relationship, of which Party A provides a package of financial services for automotive OEMs and dealers, while Party B and its subsidiaries provide online and offline comprehensive support services for Party A, automotive OEMs and dealers within its scope of business operations, including but not limited to recommendation of credit card automotive installment clients who meet the approval conditions to Party A. After the approval of Party A, Party B shall handle the credit card automotive installment payment business for the clients. The settlement method, execution rate and operational procedures of the cooperative business of the parties shall be subject to the relevant business contracts executed at that time. The customer, service and risk control capabilities of both parties shall be enhanced comprehensively to jointly build an automotive consumption cooperation platform.

The parties shall reach a consensus on highly consistent business development strategy. Based on the objectives of strategic cooperation of the parties, the Company shall develop 40 to 50 major Chinese automotive OEMs online in the next three years, covering more than 500 cities, 10,000 to 15,000 4S stores of automotive dealers and a number of their directly affiliated second-tier branded online stores. The total scale of the quality automotive consumption finance for “head office to head office” cooperation is targeted at RMB200 billion.

Article 7     Membership system establishment service

Party A shall rely on the ICBC business system to provide integrated financial services to individual clients recommended by Party B through, including but not limited to, personal joint name credit cards and personal e-banking and other products. Party B shall fully cooperate with Party A’s in-depth service clients by using online and offline resources to jointly improve customer service capabilities and service quality.

Article 8     Other business cooperation

In order to consolidate and deepen the cooperation and partnership between the parties to promote the business, both parties agree to actively explore and conduct business cooperation in data, risk control, technology research and development, and jointly explore the connotation and extension of automotive financial technology applications.

Chapter 3    Service and undertakings

Article 9     Party A undertakes to fully and duly assume the following obligations in the process of cooperation between the parties in the principle of good faith:

(1)    Under the premise of complying with national financial policies, laws, regulations and rules and Party A’s banking regulations, Party A shall actively support the reasonable needs of Party B’s operations and provide a more personalized process for individual clients recommended by Party B. Party B shall be provided with the best possible deposit and loan interest rates or fee rates.

(2)     Party A shall provide quality and efficient financial services to Party B in accordance with the scope of business cooperation as agreed herein, and actively develop new products to meet the reasonable financial business needs put forward by Party B.

Article 10     Party B undertakes to fully and duly assume its obligations in the process of cooperation between the parties in the principle of good faith:

(1)     Under the premise of the principle of confidentiality, Party B may provide Party A with information on strategic adjustments, industrial policies, major reforms, policies and regulations related to business development, for Party A to assess the operating status of Party B and its member units as well as the project risk.

(2)     In the event that Party B and its subsidiaries and affiliated companies have changes in important matters such as the operating conditions, Party B shall immediately inform Party A, and Party A shall be entitled to perform according to the specific business contract executed hereunder. Party B and its subsidiaries and affiliated companies are obliged to actively cooperate with and assist Party A to take relevant measures to ensure the safety of Party A’s funds.

Chapter 4     Other conventions

Article 11     In the course of implementation of this agreement, if a dispute arises or there is the need to amend or supplement the relevant provisions of the Agreement, the parties shall settle the issue through friendly negotiations based on the principles of equality, mutual benefits, mutual understanding and mutual accommodation. Any amendment or supplementation to this agreement shall constitute an integral part of this agreement and have equal binding effect as this agreement.

This Agreement shall apply to matters not covered in the specific business contract; where there is any contradiction or conflict between the specific business contract and this agreement, the specific business contract shall prevail.

Article 12     The term of cooperation hereunder is one year, and shall become effective on the date of execution set on the front page after the affixation of a common seal by the parties. If the parties have no written objection on the 30th day before the expiration of the term of cooperation, this agreement will be automatically extended for one year and the number of extensions is unlimited.

Article 13     Unless otherwise stipulated by laws or agreed by the parties, no party shall unilaterally rescind this agreement after the entry into force of this agreement. During the validity period of this agreement, any party that requests to change or terminate this agreement shall submit such request in writing to the other party, and may change or terminate the agreement after negotiation and mutual agreement.

Article 14     Settlement of disputes

Any dispute arising from or in connection with this agreement between Party A and Party B shall be settled through negotiation on the principles of equality and mutual benefits. In the event that the parties cannot reach an agreement through negotiation, they may file a lawsuit in the people’s court of the locality where Party A is located.

Article 15     Matters not covered herein shall be handled by both Party A and Party B through negotiation, or executed in accordance with the provisions of national laws, regulations and financial supervision.

Article 16     This agreement is prepared in four copies, of which Party A and Party B holds two copies respectively, and each of them has the same legal effect.

Article 17     This agreement is reached through friendly negotiation between the parties. The cooperation between the parties as agreed in Chapter 2 “Content of cooperation” herein is only the intentional text of the future business strategic cooperation between the parties, and does not constitute the basis for the parties to this agreement to pursue each other for liability for breach of contract.

(The remainder is intentionally left blank)

Party A: Peony Card Center of Industrial and Commercial Bank of China Co., Ltd.

Signature:

Date: July 6, 2018

Party B: Shanghai Cango Investment and Management Consultation Service Co., Ltd.

Signature: /s/ Xiaojun Zhang

Date: